Exhibit 99.1

OptimizeRx Corporation Announces 2014 Earnings Call Details

ROCHESTER, MI -- 3/25/15 -- OptimizeRx Corp. (OTCQB: OPRX) announced that it will hold its earnings call on Tuesday, March 31, 2015 at 11:30 am Eastern Time. The call details are:

Toll-Free Dial-In Number: 1 (866) 593-0056 or toll: +1 (937) 641-0555
Provide Conference ID: 14678354 to the operator.

During the call, the Company will discuss 2014 results and 2015 activity, including:

  Company sales of $6.5 million in 2014, a 39% increase over 2013.

  Successfully growing number of promoted eCoupon programs from approximately 80 different brands.

  Excluding non-cash expenses, in 2014 we generated operating income of approximately $400,000.

The Company expects to file its annual report on Form 10K on March 31st prior to the call.

About OptimizeRx Corp
OptimizeRx Corp. (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com or www.samplemd.com.

'SAFE HARBOR'
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807